Ernst & Young           Ernst & Young LLP                  Phone: (213) 977-3200
                        725 South Figueroa Street          www.ey.com
                        Los Angeles, CA  90017-5418


           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Service Providers" in Post-Effective Amendment No. 138 under the Securities Act of 1933 and Amendment No. 139 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-12213) and related Prospectus and Statement of Additional Information of Professionally Managed Portfolios and to the incorporation by reference therein of our report dated May 13, 2002, with respect to the financial statements and financial highlights of Harris Bretall Sullivan & Smith Growth Equity Fund, included in the Annual Report for the year ended March 31, 2002, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Los Angeles, California
July 25, 2002